UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREENPOWER MOTOR COMPANY INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

British Columbia	46-4023773
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

#240 - 209 Carrall Street
Vancouver, British Columbia V6B 2J2
Canada

(Address and telephone number of Registrant's principal executive offices)

GKL Corporate/Search, Inc.
One Capitol Mall, Suite 660
Sacramento, California 95814
Telephone: (910) 442-7652

(Name, address, and telephone number of agent for service)

Copy of Communications To:
Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Attention: Mr. Virgil Z. Hlus

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

- ii -

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion, dated December 21, 2023

GREENPOWER MOTOR COMPANY INC.

$20,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Units

Debt Securities

Share Purchase Contracts

______________________________

We may offer and sell, from time to time, our common shares, preferred shares, warrants, subscription receipts, units, debt securities or share purchase contracts at prices and on terms that will be determined at the time of any such offering. We may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer our securities under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering. For more detailed information, see "Plan of Distribution" beginning on page 23 of this prospectus.

Our common shares are listed for trading on the Nasdaq Capital Market under the symbol "GP" and the TSX Venture Exchange under the symbol "GPV". We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange or other public market. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

About This Prospectus

This prospectus is a part of a registration statement that we filed with the United States Securities and Exchange Commission or SEC using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus under the heading "Incorporation of Certain Information by Reference" and the additional information described under the heading "Where You Can Find More Information".

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to:

  the terms "we", "us", "our", the "Company" and "GreenPower" refer to GreenPower Motor Company Inc. together, where context requires, with its subsidiaries;
  the term "securities" means the common shares, preferred shares, warrants, subscription receipts, units, debt securities and share purchase contracts described in this prospectus; and
  all reference to "dollars", "$", "USD" or "US$" are to U.S. dollars and all reference to "CDN$" or "C$" are to Canadian dollars.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

About Greenpower Motor Company Inc.

Our Business

We design, build and distribute a full suite of high-floor and low-floor all-electric medium and heavy-duty vehicles, including transit buses, school buses, shuttles, a cargo van and a cab and chassis. We employ a clean-sheet design to manufacture all-electric buses that are purpose built to be battery powered with zero emissions while integrating global suppliers for key components. This original equipment manufacturer ("OEM") platform allows us to meet the specifications of various operators while providing standard parts for ease of maintenance and accessibility for warranty requirements. GreenPower was founded in Vancouver, Canada and operates in the United States out of facilities in southern California and West Virginia. Common shares of GreenPower have been listed on the TSX Venture Exchange since November 2015, and on the Nasdaq stock exchange since August 2020.

We believe our battery-electric commercial vehicles offer fleet operators significant benefits, which include:

• low total cost-of-ownership vs. conventional gas or diesel-powered vehicles;

• lower maintenance costs;

• reduced fuel expenses;

• satisfaction of government mandates to move to zero-emission vehicles; and

• decreased vehicle emissions and reduction in carbon footprint.

We currently sell and lease our vehicles to customers directly and through a network of dealers in different regions of the United States, and directly to customers in Canada. Our all-electric zero-emission vehicles are eligible for various funding programs, vouchers and incentives, including:

• the California Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project ("HVIP") Program;

• the British Columbia Specialty Use Vehicle Program;

• the Transport Canada iMHZEV Program;

• the New York State Voucher Program;

• the New Jersey Zero Emission Program;

• the EPA's Clean School Bus Program;

• the VW Mitigation Trust Fund;

• CARES ACT United States federal funding; and

• California Air Quality Management District funding.

Risk Factors

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information contained in or incorporated by reference in this prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

We have not reached profitability and currently have negative operating cash flows.

For the fiscal year ended March 31, 2023, we generated a loss of $(15,043,857) and for the six months ended September 30, 2023, we generated a loss of $(7,069,499) bringing our accumulated deficit to $(67,812,431). We expect significant increases in costs and expenses as we invest in expanding our production and operations. Even if we are successful in increasing revenues from sales of our products, we may be unable to achieve positive cash flow or profitability for a number of reasons, including but not limited to, an inability to control production costs, increases or inflation in our selling general and administrative expenses, and a reduction in our product sales price due to competitive or other factors. An inability to generate positive cash flow and profitability until we reach a sufficient level of sales with positive gross margins that cover operating expenses, or an inability to raise additional capital on reasonable terms, will adversely affect our viability as an operating business. Based on these factors, our ability to achieve our business objectives is subject to material uncertainty which casts substantial doubt upon our ability to continue as a going concern.

We operate in a capital-intensive industry and will require a significant amount of capital to continue operations.

If the revenue from the sale of our electric buses is not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of equity or other securities, or the issuance of additional debt. Financing may not be available at terms that are acceptable to us, if at all.

Our ability to obtain the necessary financing for our business is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our current operations and plans in order to reduce our cost structure. Our competitors, many of which have raised or who have access to significant capital, may be able to compete more effectively in our markets given their access to capital, if our access to capital does not improve or is further limited. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

There is uncertainty about our ability to continue as a "going concern"

There is substantial doubt about our ability to continue as a going concern. If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. Our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

The reduction or elimination of government and economic incentives, funding approval or the delay in the timing of advancing funding that has been approved, in particular in the state of California, could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives for electric vehicles may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

Our vehicles are eligible for vouchers from specific government programs, including but not limited to the HVIP from the California Air Resources Board in partnership with Calstart, the New Jersey Zero-Emission Incentive program, the New York Truck Voucher Incentive Program, or the Specialty-Use Vehicle Incentive Program funded by the Province of British Columbia, Canada. The ability for potential purchasers to receive funding from these programs is subject to the risk of the programs being funded by governments, and the risk of the delay in the timing of advancing funds to the specific programs. To the extent that program funding is not approved, or if the funding is approved but timing of advancing of funds is delayed, subject to cancellation, or otherwise uncertain, this could have a material adverse effect on our business, financial condition, operating results and prospects.

To date the vast majority of our electric vehicle sales have been in the state of California, in part due to subsidies and grants for electric vehicles and electric charging infrastructure available from the California state government. In some cases these grants or subsidies have covered the entire vehicle cost, and in many cases the grants or subsidies have reduced the net cost to our customers to a point that the vehicle is less expensive than purchasing a comparable diesel powered vehicle. Any reduction or elimination of the grants or incentives in the state of California would have a material negative impact on our business, financial condition, operating results and prospects.

We may be involved in litigation or legal proceedings that are deemed to be material and may require recognition as a provision or a contingent liability on our consolidated financial statements.

We may in the future be involved in litigation or legal proceedings that are material and may require recognition as a provision or contingent liability on our consolidated financial statements. We have filed a civil claim against the prior CEO and a director of our company in the Province of British Columbia, and he has filed a response with a counterclaim for wrongful dismissal in the Province of British Columbia. He has also filed a similar claim in the state of California in regards to this matter, and this claim has been stayed pending the outcome of the claim in British Columbia. In addition, a company owned and controlled by a former employee who provided services to a subsidiary company of GreenPower until August 2013 filed a claim for breach of confidence against GreenPower in July 2020. During April 2023, we repossessed 27 EV Stars and 10 EV Star CC's which were previously on lease, after the leases were terminated following a notice of default that was not cured. In addition, we repossessed 1 EV Star from the same customer due to nonpayment. During May 2023, this customer filed a claim in the state of California against us and one of our subsidiaries. Subsequently, we filed a response which will be heard by the court in January 2024. We do not expect the outcomes of our claims, or the claims filed against us, to be material, and as of the date of this prospectus the resolution of these claims, including the potential timing or financial impact of these claims is inherently uncertain. However, we may in the future determine that these claims become material or we may be subject to other claims that alone or in addition to other claims are considered to be material, and require recognition as a provision or contingent liability on our consolidated financial statements.

The majority of our manufacturing is currently contracted out to third party manufacturers and we are dependent on these manufacturers to operate competitively.

We currently contract out the majority of the manufacturing of our vehicles to third party manufacturers in Asia, with final assembly performed by our employees in North America. As a result, we are dependent on third party manufacturers to manufacture our vehicles according to our specifications and quality, at a competitive cost and within agreed upon timeframes. If our chosen manufacturing vendors are unable or unwilling to perform these functions then our financial results and reputation may suffer, which may prevent us from being able to continue as a going concern. In addition, we are subject to inherent risks involved in shipping our vehicles from these primary manufacturers to our facilities in North America. During the shipping process our vehicles are subject to theft, loss or damage due to a number of factors, some of which we may be unable to insure cost-effectively, if at all.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers' preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles at a competitive price. For example, we do not manufacture battery cells or drive motors which makes us dependent upon suppliers of these products for our vehicles.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

Others, including our competitors, may hold or obtain patents, copyrights, trademarks or other proprietary rights that could prevent, limit or interfere with our ability to make, use, develop, sell or market our products and services, which could make it more difficult for us to operate our business. From time to time, the holders of such intellectual property rights may assert their rights and urge us to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. We may consider the entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses could significantly increase our operating expenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to cease making, selling or incorporating certain components or intellectual property into the goods and services we offer, to pay substantial damages and/or license royalties, to redesign our products and services, and/or to establish and maintain alternative branding for our products and services. In the event that we were required to take one or more such actions, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of our executive officers and management. A number of these key employees have significant experience in the electric vehicle industry, and valuable relationships with our suppliers, customers, and other industry participants. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may be unable to locate and hire a suitable replacement. We have not obtained any "key person" insurance on any of our executives or managers.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws, regulations or requirements could have a material adverse effect on our company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have our current or future electric vehicles satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If our vehicles fail to perform as expected, our ability to continue to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use technologically complex battery management software to operate. Given the inherent complexity of this software, it may contain defects and errors which would adversely impact the operation of our vehicles. While we have performed extensive testing of our vehicles, we currently have a limited frame of reference to evaluate the performance of our vehicles in the hands of our customers under a range of operating conditions.

We may not succeed in establishing, maintaining and strengthening the GreenPower brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the GreenPower brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to expand our customer base. Promoting and positioning our brand will depend significantly on our ability to provide high quality electric vehicles and maintenance and repair services, and we have limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the GreenPower brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses. We operate in a competitive industry, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan and the European Union have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

We are dependent on our suppliers, many of which are single-source suppliers, and the inability of these suppliers to deliver necessary components of our products according to our schedule and at prices, quality levels and volumes acceptable to us, or our inability to efficiently manage these components, could have a material adverse effect on our financial condition and operating results.

Our products contain numerous purchased parts which we source globally directly from suppliers, many of which are single-source suppliers, although we attempt to qualify and obtain components from multiple sources whenever feasible. Any significant increases in our production may require us to procure additional components in a short amount of time, and in the past we have also replaced certain suppliers because of their failure to provide components that met our quality control standards or our timing requirements. If any of our single source suppliers is unable to deliver components to us there is no assurance that we will be able to secure additional or alternate sources of supply for our components or develop our own replacements in a timely manner, if at all. If we encounter unexpected difficulties with key suppliers, and if we are unable to fill these needs from other suppliers, we could experience production delays and potential loss of access to important technology and parts for producing, servicing and supporting our products.

This limited, and in many cases single source, supply chain exposes us to multiple potential sources of delivery failure or component shortages for production of our products. Furthermore, unexpected changes in business conditions, materials pricing, labor issues, wars, governmental changes, and natural disasters could also affect our suppliers' ability to deliver components to us on a timely basis. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to product design changes and delays in product deliveries to our customers, which could hurt our relationships with our customers and result in negative publicity, damage to our brand and a material and adverse effect on our business, prospects, financial condition and operating results.

Changes in our supply chain may lead to an increased cost for our products. We have also experienced cost increases from certain of our suppliers in order to meet our quality targets and timelines as well as due to our design changes, and we may experience similar cost increases in the future. Certain suppliers have sought to renegotiate the terms of supply arrangements. Additionally, we are negotiating with existing suppliers for cost reductions and are seeking new and less expensive suppliers for certain parts. If we are unsuccessful in our efforts to control and reduce supplier costs, our operating results will suffer.

There is no assurance that our suppliers will be able to sustainably and timely meet our cost, quality and volume needs. Furthermore, if the scale of our vehicle production increases, we will need to accurately forecast, purchase, warehouse and transport to our manufacturing facilities components at much higher volumes. If we are unable to accurately match the timing and quantities of component purchases to our actual needs, or successfully manage our inventory to accommodate the increased complexity in our supply chain, we may incur unexpected production disruption, storage, transportation and write-off costs, which could have a material adverse effect on our financial condition and operating results.

If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We are expecting significant growth in sales, and are currently expanding our employees, facilities and infrastructure in order to accommodate this growth. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

• training new personnel;

• forecasting production and revenue;

• controlling expenses and investments in anticipation of expanded operations;

• establishing or expanding manufacturing, sales and service facilities;

• implementing and enhancing administrative infrastructure, systems and processes;

• addressing new markets; and

• establishing international operations.

We intend to continue to hire a number of additional personnel, including manufacturing personnel and service technicians for our electric vehicles. There is significant competition for individuals with experience manufacturing and servicing electric vehicles, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry for employees to belong to a union. Having a unionized workforce may result in higher employee costs and increased risk of work stoppages. Additionally, we are in the process of expanding our in-house manufacturing capabilities and increasing the number of employees in this area. If our employees engaged in manufacturing were to unionize, this may increase our future production costs and negatively impact our gross margins and financial results.

We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business or in one of our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results and financial condition.

We may become subject to product liability or warranty claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability or warranty claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given our vehicles have only been operating for a short period of time. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business which would have a material adverse effect on our brand, business, prospects and operating results.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services and, accordingly, on our business, results of operations or financial condition.

Goods imported to the U.S. from China are subject to significant import tariffs, and these tariffs negatively impact our financial performance, financial position, and financial results.

The United States and China signed a trade agreement in January 2020 that led to the implementation of tariffs on several hundred billion dollars of annual Chinese imports to the United States. Our vehicles include parts and components imported from China, and tariffs are applied to imports of these products to the United States. These tariffs have increased the cost of our vehicles imported to the United States and have had and will continue to have a negative impact on our gross margins, profitability, financial performance and financial position. Any escalation of the tariffs on imported goods from China to the United States will cause further negative impacts to our gross margin, profitability, financial performance and financial position.

We rely on global shipping for our vehicles that are produced at contract manufacturers, and for certain parts and components sourced from our global network of suppliers. We have experienced increased shipping costs and have experienced shipping constraints which increased our costs and prevented us from delivering vehicles to customers on a timely basis. A continuation or escalation of these trends may negatively impact our financial results and ability to grow our business.

Shipping costs have grown significantly since the fall of 2020 due to a number of factors, including strong international trade growth, imbalances in global trade, port congestion, port closures, vessel delays and other factors.

We rely on global shipping for vehicles that we produce at contract manufacturers, and for certain parts and components sourced from our global network of suppliers. We have experienced an increase in shipping costs and have experienced delays of deliveries of parts and components from our global suppliers, and on vehicles arriving from our contract manufacturers. While these delays and cost increases are not currently at a level that they have caused a material disruption or negative impact to our profitability, these delays and costs may increase to a point that they may negatively impact our financial results and ability to grow our business.

Our line of credit contains covenant restrictions that may limit our ability to access funds on the line of credit or engage in other commercial activities.

The terms of our line of credit contains, and future debt agreements we enter into may contain, covenant restrictions that limit our ability to incur additional debt or issue guarantees, create liens, and make certain dispositions of property or assets. As a result of these covenants, our ability to respond to changes in business and economic conditions and engage in beneficial transactions, including obtaining additional financing as needed, may be restricted. Furthermore, our failure to comply with our debt covenants could result in a default under our line of credit, which would permit the lender to demand repayment.

The demand for commercial zero-emission electric vehicles depends, in part, on the continuation of current trends resulting from historical dependence on fossil fuels. Extended periods of low diesel or other petroleum-based fuel prices could adversely affect demand for electric vehicles, which could adversely affect our business, prospects, financial condition and operating results.

We believe that much of the present and projected demand for commercial zero-emission electric vehicles results from concerns about volatility in the cost of petroleum-based fuel, the dependency of the United States on oil from unstable or hostile countries, government regulations and economic incentives promoting fuel efficiency and alternative forms of energy, as well as the belief that poor air quality and climate change results in part from the burning of fossil fuels. If the cost of petroleum-based fuel decreased significantly, or the long-term supply of oil in the United States improved, the government may eliminate or modify its regulations or economic incentives related to fuel efficiency and alternative forms of energy. If there is a change in the perception that the burning of fossil fuels does not negatively impact the environment, the demand for commercial zero-emission electric vehicles could be reduced, and our business and revenue may be harmed. Diesel and other petroleum-based fuel prices have been extremely volatile, and we believe this continuing volatility will persist. Lower diesel or other petroleum-based fuel prices over extended periods of time may lower the current perception in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If diesel or other petroleum-based fuel prices remain at deflated levels for extended periods of time, the demand for commercial electric vehicles may decrease, which could have an adverse effect on our business, prospects, financial condition and operating results.

We may be compelled to undertake product recalls.

Any product recall in the future may result in adverse publicity, damage to our brand and may adversely affect our business, prospects, operating results and financial condition. We may at various times, voluntarily or involuntarily, initiate a recall if any of our electric vehicle components prove to be defective. Such recalls, voluntary or involuntary, involve significant expense and diversion of management attention and other resources, which would adversely affect our brand image in our target markets and could adversely affect our business, prospects, financial condition and results of operations.

Security breaches and other disruptions to our information technology networks and systems could substantially interfere with our operations and could compromise the confidentiality of our proprietary information, notwithstanding the fact that no such breaches or disruptions have materially impacted us to date.

We rely upon information technology systems and networks, some of which are managed by third-parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including supply chain management, manufacturing, invoicing and collection of payments from our customers. Additionally, we collect and store sensitive data, including intellectual property, proprietary business information, the proprietary business information of our suppliers, as well as personally identifiable information of our employees, in data centers and on information technology systems. The secure operation of these information technology systems, and the processing and maintenance of this information, is critical to our business operations and strategy. Despite security measures and business continuity plans, our information technology systems and networks may be vulnerable to damage, disruptions or shutdowns due to attacks by hackers or breaches due to errors or malfeasance by employees, contractors and others who have access to our networks and systems, or other disruptions during the process of upgrading or replacing computer software or hardware, hardware failures, software errors, third-party service provider outages, power outages, computer viruses, telecommunication or utility failures or natural disasters or other catastrophic events. The occurrence of any of these events could compromise our systems and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disrupt operations and reduce the competitive advantage we hope to derive from our investment in technology. Our insurance coverage may not be available or adequate to cover all the costs related to significant security attacks or disruptions resulting from such attacks.

Our electric vehicles make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have occasionally been observed to catch fire or vent smoke and flames. If such events occur in our electric vehicles, we could face liability associated with our warranty, for damage or injury, adverse publicity and a potential safety recall, any of which would adversely affect our business, prospects, financial condition and operating results.

The battery packs in our electric vehicles use lithium-ion cells, which have been used for years in laptop computers and cell phones. Highly publicized incidents of laptop computers and cell phones bursting into flames have focused consumer attention on the safety of these cells. These events also have raised questions about the suitability of these lithium-ion cells for automotive applications. There can be no assurance that a field failure of our battery packs will not occur, which would damage the vehicle or lead to personal injury or death and may subject us to lawsuits. Furthermore, there is some risk of electrocution if individuals who attempt to repair battery packs on our vehicles do not follow applicable maintenance and repair protocols. Any such damage or injury would likely lead to adverse publicity and potentially a safety recall. Any such adverse publicity could adversely affect our business, prospects, financial condition and operating results.

Risks Related to Our Securities

There is currently no market through which our securities, other than our common shares, may be sold.

There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of our securities and the extent of issuer regulation.

Because we can issue additional common shares or preferred shares, our shareholders may experience dilution in the future.

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our board of directors has the authority to cause us to issue additional common shares or preferred shares and to determine the special rights and restrictions of the shares of one or more series of our preferred shares, without consent of our shareholders. The issuance of any such securities may result in a reduction of the book value or market price of our common shares. Given the fact that we have not achieved profitability or generated positive cash flow historically, and we operate in a capital intensive industry with significant working capital requirements, we may be required to issue additional common equity or securities that are dilutive to existing common shares in the future in order to continue its operations. Our efforts to fund our intended business plan may result in dilution to existing shareholders. Further, any such issuances could result in a change of control or a reduction in the market price for our common shares.

The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares are listed on the Nasdaq Capital Market and the TSX Venture Exchange. Trading of our common shares on the Nasdaq Capital Market or the TSX Venture Exchange is often characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects.

The price of our common shares has fluctuated significantly. This volatility could depress the market price of our common shares for reasons unrelated to operating performance. The market price of our common shares could decline due to the impact of any of the following factors upon the market price of our common shares:

• sales or potential sales of substantial amounts of our common shares;

• announcements about us or about our competitors;

• litigation and other developments relating to our company or those of our suppliers or our competitors;

• conditions in the automobile industry;

• governmental regulation and legislation;

• variations in our anticipated or actual operating results;

• change in securities analysts' estimates of our performance, or our failure to meet analysts' expectations;

• change in general economic conditions or trends;

• changes in capital market conditions or in the level of interest rates; and

• investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market price of common shares of vehicle companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares, regardless of our actual operating performance.

Volatility in our common share price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the foreseeable future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources away from the day to day business operations.

A prolonged and substantial decline in the price of our common shares could affect our ability to raise further working capital, thereby adversely impacting our ability to continue operations.

A prolonged and substantial decline in the price of our common shares could result in a reduction in the liquidity of our common shares and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common shares could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our shares. If we are unable to raise the funds we require for all our planned operations and to meet our existing and future financial obligations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may go out of business.

Because we do not intend to pay any cash dividends on our common shares in the near future, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Forward-Looking Statements

This prospectus, any prospectus supplement and the information and documents incorporated by reference into this prospectus contain or will contain forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue" or the negative of these terms or other comparable terminology. The forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance and other statements that are not statements of fact. The forward‐looking statements are made only as of the date of this prospectus, any prospectus supplement or the documents incorporated by reference into this prospectus, as applicable. The forward‐looking statements include, but are not limited to, statements with respect to:

• our intentions, plans and future actions;

• statements relating to our business and future activities;

• anticipated developments in our operations;

• our market position, ability to compete and future financial or operating performance;

• the timing and amount of funding required to execute our business plans;

• capital expenditures;

• the effect of any changes to existing or new legislation or policy or government regulation to our company;

• the availability of labour;

• requirements for additional capital;

• goals, strategies and future growth;

• the adequacy of financial resources; and

• expectations regarding revenues, expenses and anticipated cash needs.

Our actual results, performance or achievements could differ materially from those anticipated in the forward-looking statements as a result of the risk factors set forth under the heading "Risk Factors", including, but not limited to, risks related to: (i) our ability to generate sufficient cash flow from operations and obtain financing, if needed, on acceptable terms or at all; (ii) general economic, financial market and regulatory conditions in which we operate; (iii) the yield from our operations; (iv) consumer interest in our products; (v) competition; (vi) anticipated and unanticipated costs; (vii) government regulation of our products and operations; (viii) the timely receipt of any required regulatory approvals; (ix) our ability to obtain qualified staff, equipment and services in a timely and cost efficient manner; (x) our ability to conduct operations in a safe, efficient and effective manner; and (xi) our plans and timeframe for completion of such plans.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and Canada, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

The Offering

We may offer and sell, from time to time, our common shares, preferred shares, warrants, subscription receipts, units, debt securities or share purchase contracts at prices and on terms that will be determined at the time of any such offering. We may offer and sell any of such securities or any combination of such securities in one or more offerings up to a total dollar amount of $20,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer our securities under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Capitalization and Indebtedness

Our authorized capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of December 21, 2023, we had 24,976,876 common shares issued and outstanding and no preferred shares issued and outstanding.

The table below sets forth our total indebtedness and shows the capitalization of our company as of September 30, 2023:

As at September 30, 2023

Actual

Liabilities	$33,032,623

Equity (deficit)
Share capital	$76,239,963
Reserves	14,049,178
Accumulated other comprehensive loss	(126,725)
Accumulated deficit	(67,812,431)
Total Equity (deficit)	$22,349,985

Total liabilities and equity	$55,382,608

Use of Proceeds

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of any securities pursuant to this prospectus for general corporate and working capital requirements, including to fund ongoing operations, growth initiatives and/or working capital requirements, to repay indebtedness outstanding from time to time (if any), to complete one or more future acquisitions of companies, businesses, technologies, intellectual property and/or other assets or for other corporate purposes, all as set forth in the prospectus supplement relating to the offering of the securities.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

Description of Share Capital

Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Common Shares

Holders of our common shares are entitled to vote one vote for each share held at all meetings of our shareholders, to receive any dividend declared by our board of directors and, to receive the remaining property of our company upon dissolution. None of our common shares are subject to any call or assessment nor pre-emptive or conversion rights. There are no provisions attached to our common shares for redemption, purchase for cancellation, surrender or sinking or purchase funds.

Preferred Shares

Our preferred shares may include one or more series and, subject to the Business Corporations Act (British Columbia), the directors of our company may, by resolution, if none of the shares of any particular series are issued, alter articles of our company and authorize the alteration of the notice of articles of our company, as the case may be, to do one or more of the following:

• determine the maximum number of shares of that series that our company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

• create an identifying name for the shares of that series, or alter any such identifying name; and

• attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The holders of our preferred shares are entitled, on the liquidation or dissolution of our company, whether voluntary or involuntary, or on any other distribution of the assets of our company among shareholders of our company for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of our common shares or any other shares of our company ranking junior to our preferred shares with respect to the repayment of capital on the liquidation or dissolution of our company, whether voluntary or involuntary, or on any other distribution of the assets of our company among shareholders of our company for the purpose of winding up its affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose will be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of our preferred shares of the amounts so payable to them, they will not, as such, be entitled to share in any further distribution of the property or assets of our company, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of our preferred shares as aforesaid will be distributed rateably among the holders of our common shares.

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of our preferred shares are not entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of our company

Dividend Policy

There is no dividend restriction; however, we have not declared any dividends since our inception and do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Any future payment of dividends or distributions will be determined by our board of directors on the basis of our earnings, financial requirements and other relevant factors.

Description of Debt Securities

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities we may offer. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more of our other securities. We may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

The debt securities will be issued under one or more indentures (each, a "Trust Indenture"), in each case between us and a financial institution or trust company.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that we may incur. The applicable Trust Indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations.

We may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

• the designation, aggregate principal amount and authorized denominations of such debt securities;

• the percentage of principal amount at which the debt securities will be issued;

• whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

• whether the payment of the debt securities will be guaranteed by any other person;

• the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

• whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

• the place or places that we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

• whether and under what circumstances that we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms that we will have the option to redeem the debt securities rather than pay the additional amounts;

• whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

• whether we may redeem the debt securities at its option and the terms and conditions of any such  redemption;

• the denominations in which we will issue any registered and unregistered debt securities;

• the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of our common shares, preferred shares or other property;

• whether payments on the debt securities will be payable with reference to any index or formula;

• if applicable, our ability to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of our securities or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

• whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary for the global securities;

• whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

• the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

• any events of default or covenants applicable to the debt securities;

• any terms under which debt securities may be defeased, whether at or prior to maturity;

• whether the holders of any series of debt securities have special rights if specified events occur;

• any mandatory or optional redemption or sinking fund or analogous provisions;

• the terms, if any, for any conversion or exchange of the debt securities for any other securities;

• rights, if any, on a change of control;

• provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

• the trustee under the Trust Indenture pursuant to which the debt securities are to be issued;

• whether we will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

• any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

We reserve the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or has a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit.

Unless otherwise indicated in the applicable prospectus supplement, we may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be our direct unsecured obligations. The debt securities will be our senior or subordinated indebtedness as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and ratably with all of our other unsecured indebtedness from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to our senior indebtedness as described in the applicable prospectus supplement, and they will rank equally and ratably with our other subordinated indebtedness from time to time issued and outstanding as described in the applicable prospectus supplement. We reserve the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee ("Participants"). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by us to the Depositary or its nominee. We expect that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder's interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as depositary and we are unable to locate a qualified successor; (ii) we at our option elect, or are required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

We, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Depositary Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at our option, by us by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

Description of Warrants

General

This section describes the general terms that will apply to any warrants for the purchase of our common shares, preferred shares or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of equity warrants;

• the price at which the equity warrants will be offered;

• the currency or currencies in which the equity warrants will be offered;

• the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

• the number of our common shares or preferred shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which our common shares or preferred shares may be purchased upon exercise of each equity warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

• whether we will issue fractional shares;

• whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

• the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

• the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

• whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material federal income tax consequences of owning the equity warrants;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity    warrants; and

• any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of debt warrants;

• the price at which the debt warrants will be offered;

• the currency or currencies in which the debt warrants will be offered;

• the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

• the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

• the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

• the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

• the minimum or maximum amount of debt warrants that may be exercised at any one time;

• whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

• material federal income tax consequences of owning the debt warrants;

• whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

• any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Description of Units

We may issue units, which may consist of one or more of our common shares, preferred shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

• the designation and aggregate number of units being offered;

• the price at which the units will be offered;

• the designation, number and terms of the securities comprising the units and any agreement governing the units;

• the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

• whether we will apply to list the units or any of the individual securities comprising the units on any exchange;

• material federal income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

• any other material terms or conditions of the units.

Description of Subscription Receipts

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the "Release Conditions") and for no additional consideration, our common shares, preferred shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between us and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of subscription receipts being offered;

• the price at which the subscription receipts will be offered;

• the designation, number and terms of our common shares, preferred shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

• the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, our common shares, preferred shares, warrants and/or debt securities;

• the procedures for the issuance and delivery of our common shares, preferred shares, warrants and/or debt securities to holders of the subscription receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of subscription receipts upon delivery of our common shares, preferred shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold our common shares, preferred shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;

• if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

• procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of GreenPower to purchase the subscription receipts in the open market by private agreement or otherwise;

• whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

• whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of our common shares, preferred shares, warrants or our other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of our assets or any distribution of property or rights to all or substantially all of the holders of our common shares or preferred shares;

• whether we will apply to list the subscription receipts on any exchange;

• material federal income tax consequences of owning the subscription receipts; and

• any other material terms or conditions of the subscription receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of our company. Holders of subscription receipts are entitled only to receive common shares, preferred shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares, preferred shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

Description of Share Purchase Contracts

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares, as applicable, at a future date or dates, and including by way of instalment.

The price per common share and the number of common shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders' obligations to purchase our common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of our company. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in applicable prospectus supplement. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, common shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of common shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

Income Tax Considerations

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

Plan of Distribution

General

We may offer and sell the securities described in this prospectus through underwriters, dealers or agents, or directly to one or more purchasers or through a combination of these methods, and we may engage in "at the market" offerings into an existing trading market as contemplated in Rule 415(a)(4) under the Securities Act of 1933, as amended. The applicable prospectus supplement will describe the terms of the offering of the securities, including, without limitation:

• the name or names of any underwriters, dealers or agents, if any;

• the purchase price of the securities and the proceeds we will receive from the sale;

• any underwriting discounts and other items constituting underwriters' compensation;

• any compensation to underwriters, dealers or agents in connection with the offering; and

• any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

• a fixed price or prices, which may be changed;

• market prices prevailing at the time of sale;

• varying prices determined at the time of sale related to such prevailing market prices; or

• other negotiated prices.

Underwriters, dealers or agents, if any, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. If material, we will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

By Underwriters

If we use underwriters in the sale of the securities, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of the securities.

By Dealers

If we use a dealer in the sale of the securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

By Agents

We may sell the securities directly or through agents we designate from time to time.

Direct Sales

We may sell the securities directly at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

Compensation of Underwriters, Dealers or Agents

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Delayed Delivery Contracts

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Stabilization and Other Transactions

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities that we sell to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Indemnification

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and United States securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Trading

Our common shares are listed for trading in Canada on the TSX Venture Exchange under the symbol "GPV" and are also traded on the Nasdaq Capital Market in the United States under the symbol "GP".

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the issuance and distribution of the securities being offered hereunder. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fee		$2,952

Accounting fees and expenses		*

Legal fees and expenses		*

Printing fees and expenses		*

Trustee fees and expenses		*

Transfer agent and registrar fees and expenses		*

Miscellaneous fees and expenses		*

Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances and cannot be estimated at this time.

Share Capital

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. On September 30, 2023, we had 24,950,805 common shares outstanding and nil preferred shares outstanding. On December 21, 2023, we had 24,976,876 common shares outstanding and nil preferred shares outstanding. All of our common shares issued and outstanding were fully paid and non-assessable. There are no shares not representing capital. Our company or subsidiaries do not own any shares of our company.

On April 1, 2022, we had 23,148,038 common shares issued and outstanding. During the year ended March 31, 2023, we issued a total of 1,568,590 common shares, including 1,565,268 shares issued under the sales agreement dated September 16, 2022 with Roth Capital Partners, LLC, and 3,322 shares from the exercise of options.

More than 10% of our capital has not been paid for with assets other than cash within the past five years.

Warrants

As at September 30, 2023 and as at December 21, 2023, we did not have any outstanding warrants to purchase our common shares.

Stock Options

As at September 30, 2023, we had the following outstanding stock options to purchase our common shares:

Expiry Date	Exercise Price	Number
November 30, 2023	CDN$3.01	50,000
February 12, 2024	CDN$3.50	71,787
January 30, 2025	CDN$2.59	248,926
February 11, 2025	CDN$8.32	50,000
July 3, 2025	CDN$4.90	14,999
November 19, 2025	US$20.00	300,000
December 4, 2025	US$20.00	20,000

Expiry Date	Exercise Price	Number
May 18, 2026	CDN$19.62	64,450
December 10, 2026	CDN$16.45	527,000
July 4, 2027	CDN$4.25	15,000
November 2, 2027	US$2.46	10,000
February 14, 2028	CDN$3.80	637,500
March 28, 2028	CDN$2.85	50,000
Total Outstanding		2,059,662

As at December 21, 2023, we had the following outstanding stock options to purchase our common shares:

Expiry Date	Exercise Price	Number
February 12, 2024	CDN$3.50	71,430
January 30, 2025	CDN$2.59	238,212
February 11, 2025	CDN$8.32	50,000
July 3, 2025	CDN$4.90	14,999
November 19, 2025	US$20.00	300,000
December 4, 2025	US$20.00	20,000
May 18, 2026	CDN$19.62	64,450
December 10, 2026	CDN$16.45	527,000
July 4, 2027	CDN$4.25	15,000
November 2, 2027	US$2.46	10,000
February 14, 2028	CDN$3.80	637,500
March 28, 2028	CDN$2.85	12,500
Total Outstanding		1,961,091

Other Convertible Obligations or Other Outstanding Equity-Linked Securities, or Subscription Rights

We do not have any other convertible obligations or other outstanding equity-linked securities or subscription rights.

Issuances of Common Shares

During the last three years, we have issued the following securities:

On December 15, 2023 we issued 7,500 common shares pursuant to the exercise of 7,500 incentive stock options at a weighted average price of CDN$2.63 per share for gross proceeds of CDN$19,750.

On November 21, 2023, we issued 15,000 common shares pursuant to the exercise of 15,000 incentive stock options at a price of CDN$3.01 per share, for gross proceeds of CDN$45,150.

On October 3, 2023, we issued 3,571 common shares pursuant to the exercise of 3,571 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$9,249.

On August 24, 2023, we issued 2,500 common shares pursuant to the exercise of 2,500 incentive stock options at a price of CDN$3.80 per share, for gross proceeds of CDN$9,500.

On May 1, 2023, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$50,001.

On April 24, 2023, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$50,001.

On April 13, 2023, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$50,001.

On March 28, 2023, we granted 100,000 incentive stock options to employees, all of which are exercisable at a price of CDN$2.85 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

On February 14, 2023, we granted 660,00 incentive stock options, all of which are exercisable at a price of CDN$3.80 per share and have a term of five years. 225,000 of the stock options were granted to employees, of which 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date. 435,000 of the stock options were granted to directors, the CFO, and a consultant, of which 25% vest 4 months after the grant date, 25% vest six months after the grant date, 25% vest nine months after the grant date and 25% vest one year after the grant date.

On November 2, 2022, we granted 60,000 incentive stock options to employees, all of which are exercisable at a price of US$2.46 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

On July 4, 2022, we granted 15,000 incentive stock options to an employee, all of which are exercisable at a price of CDN$4.25 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

On April 28, 2022, we issued 2,857 common shares pursuant to the exercise of 2,857 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$10,000.

On April 25, 2022, we issued 465 common shares pursuant to the exercise of 465 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$1,204.

On March 28, 2022, we issued 57,143 common shares pursuant to the exercise of 57,143 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$300,001.

On March 9, 2022, we issued 142,857 common shares pursuant to the exercise of 142,857 warrants at an exercise price of CDN$4.20 per share for gross proceeds of CDN$599,999.

On March 4, 2022, we issued 542,857 common shares pursuant to the exercise of 542,857 warrants at an exercise price of CDN$4.20 per share for gross proceeds of CDN$2,279,999.

On February 24, 2022, we issued 85,714 common shares pursuant to the exercise of 85,714 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$449,999.

On February 22, 2022, we issued 5,357 common shares pursuant to the exercise of 5,357 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$13,875.

On February 11, 2022, we granted 50,000 incentive stock options to a consultant, all of which are exercisable at a price of CDN$8.32 per share. The incentive stock options have a term of three years, and are exercisable after 6 months.

On January 28, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On January 28, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On January 25, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On January 10, 2022, we issued 1,785 common shares pursuant to the exercise of 1,785 incentive stock options at a price of CDN$4.90 per share, for gross proceeds of CDN$8,747.

On January 10, 2022, we issued 4,464 common shares pursuant to the exercise of 4,464 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$11,562.

On January 10, 2022, we issued 1,786 common shares pursuant to the exercise of 1,786 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$6,251.

On January 6, 2022, we issued 14,286 common shares pursuant to the exercise of 14,286 incentive stock options at a price of CDN$5.25 per share, for gross proceeds of CDN$75,002.

On December 23, 2021, we issued 10,000 common shares pursuant to the exercise of 10,000 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$25,900.

On December 21, 2021, we issued 4,286 common shares pursuant to the exercise of 4,286 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$15,001.

On December 20, 2021, we issued 2,857 common shares pursuant to the exercise of 2,857 incentive stock options at a price of CDN$4.90 per share, for gross proceeds of CDN$13,999.

On December 20, 2021, we issued 7,143 common shares pursuant to the exercise of 7,143 incentive stock options at a price of CDN$2.59 per share, for gross proceeds of CDN$18,500.

On December 20, 2021, we issued 1,071 common shares pursuant to the exercise of 1,071 incentive stock options at a price of CDN$3.50 per share, for gross proceeds of CDN$3,749.

On December 10, 2021, we issued 10,714 common shares pursuant to the exercise of 10,714 incentive stock options at a price of CDN$3.15 per share, for gross proceeds of CDN$33,749.

On December 10, 2021, we granted 693,000 incentive stock options, all of which are exercisable at a price of CDN$16.45 per share and have a term of five years. 278,000 of the stock options were granted to employees, of which 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date. 415,000 of the stock options were granted to Directors, the CFO, and two consultants, of which 25% vest 4 months after the grant date, 25% vest six months after the grant date, 25% vest nine months after the grant date and 25% vest one year after the grant date.

On October 12, 2021, we issued 71,429 common shares pursuant to the exercise of 71,429 incentive stock options at a price of CDN$4.34 per share, for gross proceeds of CDN$310,002.

During October 2021, we issued 44,642 common shares pursuant to the exercise of 44,642 warrants at a price of CDN$3.50 per share, for gross proceeds of CDN$156,247.

During the three months ended September 30, 2021, we issued 8,929 common shares upon exercise of stock options at a weighted average exercise price of CDN$4.44 per share for gross proceeds of CDN$39,626.

During the three months ended September 30, 2021, we issued 500,000 common shares pursuant to the exercise of 500,000 warrants at an exercise price of CDN$3.50 per share for gross proceeds of CDN$1,750,000.

During the three months ended September 30, 2021, we issued 66,729 common shares pursuant to the exercise of 66,729 warrants at an exercise price of $2.6677 per share for gross proceeds of $178,013.

During the three months ended June 30, 2021, we issued 628,571 common shares pursuant to the exercise of 628,571 warrants at a price of CDN$4.55 per share, for gross proceeds of CDN$2,859,998.

On May 18, 2021, we granted 173,650 incentive stock options to employees, all of which are exercisable at a price of CDN$19.62 per share. The incentive stock options have a term of five years, and 25% vest 4 months after the grant date, 25% vest one year after the grant date, 25% two years after the grant date and 25% three years after the grant date.

During the three months ended March 31, 2021, we issued 112,710 common shares pursuant to the exercise of 112,710 warrants at a price of $2.6677 per share, for gross proceeds of $300,676.

During the three months ended March 31, 2021, we issued 21,429 common shares pursuant to the exercise of 21,429 warrants at a price of CDN$3.50 per share, for gross proceeds of CDN$75,002.

During the three months ended March 31, 2021, we issued 120,001 common shares upon exercise of stock options at a weighted average exercise price of CDN$2.45 per share for gross proceeds of CDN$294,002.

During the three months ended March 31, 2021, we issued 5,357 common shares upon exercise of stock options at a weighted average exercise price of CDN$3.50 per share for gross proceeds of CDN$18,750.

During the three months ended March 31, 2021, we issued 9,821 common shares upon exercise of stock options at a weighted average exercise price of CDN$2.59 per share for gross proceeds of CDN$25,436.

During the three months ended March 31, 2021, we issued 8,929 common shares upon exercise of stock options at a weighted average exercise price of CDN$4.90 per share for gross proceeds of CDN$43,752.

During the three months ended December 31, 2020, we issued 321,535 common shares pursuant to the exercise of 321,535 warrants at a price of $2.6677 per share, for gross proceeds of $857,759.

During the three months ended December 31, 2020, we issued 15,232 common shares pursuant to the exercise of 15,232 warrants at a price of CDN$7.70 per share, for gross proceeds of CDN$117,286.

During the three months ended December 31, 2020, we issued 98,571 common shares pursuant to the exercise of 98,571 warrants at a price of CDN$3.50 per share, for gross proceeds of CDN$344,999.

During the three months ended December 31, 2020, we issued 269,643 common shares pursuant to the conversion of CDN$755,000 convertible debentures (issued on October 12, 2017) which were converted at a price of CDN$2.80 per share.

During the three months ended December 31, 2020, we issued 508,929 common shares pursuant to the conversion of CDN$1,425,000 convertible debentures (issued on September 25, 2017) which were converted at a price of CDN$2.80 per share.

During the three months ended December 31, 2020 we issued 417,582 common shares pursuant to the conversion of CDN$1,900,000 convertible debentures (issued on May 17, 2017) which were converted at a price of CDN$4.55 per share.

During the three months ended December 31, 2020 we issued 10,989 common shares pursuant to the conversion of a CDN$50,000 convertible debenture (issued on May 31, 2017) which was converted at a price of CDN$4.55 per share.

On December 29, 2020 we issued 1,429 common shares upon exercise of stock options at a weighted average exercise price of CDN$2.59 per share for gross proceeds of CDN$3,701.

Material Contracts

With the exception of the contracts listed below and contracts entered into in the ordinary course of business, we have not entered into any material contracts during the last two years:

On September 29, 2023, we entered into an employment agreement with Koko Financial Services Inc. and Fraser Atkinson, which was effective as of April 1, 2023. Under the terms of the employment agreement, Koko Financial Services Inc. accepted the appointment with the designated personnel, Fraser Atkinson, to serve as the Chief Executive Officer of our company for a term of one year from the effective date, which will be automatically extended for one year if not otherwise terminated pursuant to the terms of the employment agreement. Under the terms of the employment agreement, Koko Financial Services Inc. will be paid a base fee of US$450,000 per year, plus applicable taxes, and will be eligible for cash bonuses of up to 125% of the annual base fee. In addition and pursuant to the employment agreement, Fraser Atkinson is eligible for stock option grants and equity incentive grants.

On September 29, 2023, we entered into an employment agreement with Brendan Riley, which was effective as of April 1, 2023. Under the terms of the employment agreement, Brendan Riley agreed to serve as the President of our company for a term of one year from the effective date, which will be automatically extended for one year if not otherwise terminated pursuant to the terms of the employment agreement. Under the terms of the employment agreement Brendan Riley will be paid a base salary of US$350,000 per year, and will be eligible for cash bonuses of up to 100% of his annual base salary. In addition and pursuant to the employment agreement, Brendan Riley is eligible for stock option grants and equity incentive grants.

On September 29, 2023, we entered into an employment agreement with Michael Sieffert, which was effective as of April 1, 2023. Under the terms of the employment agreement, Michael Sieffert agreed to serve as the Chief Financial Officer of our company for a term of one year from the effective date, which will be automatically extended for one year if not otherwise terminated pursuant to the terms of the employment agreement. Under the terms of the employment agreement Michael Sieffert will be paid a base salary of CDN300,000 per year, and will be eligible for cash bonuses of up to 75% of his annual base salary. In addition and pursuant to the employment agreement, Michael Sieffert is eligible for stock option grants and equity incentive grants.

On September 16, 2022, we entered into a sales agreement with Roth Capital Partners, LLC to establish an at-the-market equity program under which we may sell, at its discretion, up to US$20,000,000 of common shares of our company from treasury by means of ordinary brokers' transactions on the Nasdaq Capital Market.

On February 28, 2022, we entered into a Vehicle Purchase and Supply Agreement with Workhorse Group, Inc. under which we have agreed to sell 1,500 EV Star Cab and Chassis to Workhorse Group, Inc. over a 21-month term. The contract remains in effect to the end of March 31, 2024.

Experts and Counsel

The consolidated financial statements  as of March 31, 2023 and for the year ended March 31, 2023., incorporated by reference into this prospectus and in the registration statement of which this prospectus forms a part have been so incorporated  in reliance on the report of BDO Canada LLP, of 1100 Royal Centre, 1055 West Georgia Street, P.O. Box 11101, Vancouver, British Columbia, V6E 3P3, Canada, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

Our consolidated statements of financial position as of March 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for the years ended March 31, 2022 and 2021 have been incorporated by reference into this prospectus from our annual report for the year ended March 31, 2023 filed with the Securities and Exchange Commission on July 24, 2023 in reliance on the report of Crowe MacKay LLP, of 1100 - 1177 West Hastings Street, Vancouver British Columbia V6E 4T5, Canada, an independent registered public accounting firm withdrawal pending, which has also been incorporated by reference in this prospectus, given on the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 900 - 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada has provided an opinion on the validity of the securities being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus was employed on a contingent basis, owns an amount of shares in our company or its subsidiaries which is material to that expert or counsel, or has a material, direct or indirect economic interest in our company or that depends on the success of this offering.

Material Changes

There have been no material changes to the affairs of our company since March 31, 2023 which have not previously been described in a report on Form 20-F or Form 6-K filed with the Securities and Exchange Commission and incorporated into this prospectus by reference.

Incorporation of Certain Information by Reference

The following documents filed or furnished by our company with the Securities and Exchange Commission are incorporated into this prospectus by reference:

1. our annual report on Form 20-F for the year ended March 31, 2023, filed on July 24, 2023;

2. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on June 30, 2023 containing our annual information form for the year ended March 31, 2023;

3. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on July 18, 2023 containing our audited consolidated financial statements for the years ended March 31, 2023, 2022 and 2021, together with the auditors' reports thereon and the notes thereto;

4. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on July 18, 2023 containing our management's discussion and analysis for the year ended March 31, 2023;

5. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on November 13, 2023 containing our unaudited consolidated condensed interim financial statements for the three and six months ended September 30, 2023 together with the notes thereto;

6. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on November 13, 2023 containing our management discussion and analysis for the three and six months ended September 30, 2023;

7. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on March 2, 2023 containing our notice of annual general and special meeting of shareholders and information circular dated February 21, 2023;

8. Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished on August 17, 2023 containing our statement of executive compensation for the year ended March 31, 2023;

9. Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K furnished on July 19, 2023 containing our material change report dated July 18, 2023; and

10. the description of our common shares contained in our registration statement on Form 8-A filed on August 27, 2020, which refers to the description of our common shares contained in our registration statement on Form F-1 filed on August 19, 2020, as amended, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any documents that we furnish to the Securities and Exchange Commission on Form 6-K will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for documents should be directed to GreenPower Motor Company Inc. Suite 240-209 Carrall Street, Vancouver, British Columbia, V6B 2J2, Canada, Attention: CFO, telephone number (604) 563-4144. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Where You Can Find More Information

We are subject to informational requirements of the Securities Exchange Act of 1934 as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the Securities and Exchange Commission reports, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we will be exempt from certain rules under the Securities Exchange Act of 1934 that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Securities Exchange Act of 1934. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as a company that files as a U.S. domestic issuer whose securities are registered under the Securities Exchange Act of 1934, nor are we generally required to comply with the Securities and Exchange Commission's Regulation FD, which restricts the selective disclosure of material non-public information. For as long as we are a "foreign private issuer" we are required to file annual reports on Form 20-F and we intend to furnish our quarterly updates on Form 6-K to the Securities and Exchange Commission for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Securities Exchange Act of 1934. However, the information we file or furnish is not the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for U.S. domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a U.S. domestic issuer.

The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

Our corporate website address is www.greenpowermotor.com. The information contained on, or that may be accessed through, our corporate website is not part of, and is not incorporated into, this prospectus.

We have filed with the Securities and Exchange Commission a registration statement on Form F-3 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An "eligible party" means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Articles

Our articles provide that our directors must cause our company to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia) and each director is deemed to have contracted with our company on this term.

Insurance Policy

We currently maintain a Public Corporation and Executive Liability Insurance Policy which is effective until October 4, 2024. The policy covers claims against our company and against any people who were, now are, or will be directors or officers of our company for claims against them, either jointly or severally, in their capacity as directors or officers of our company.

Item 9. Exhibits

(1)	Underwriting Agreement

1.1**	Form of Underwriting Agreement

(4)	Instruments Defining the Rights of Security Holders, Including Indentures

4.1**	Form of Trust Indenture

4.2**	Form of Warrant Agreement

4.3**	Form of Agreement relating to Units

4.4**	Form of Subscription Receipt Agreement

4.5**	Form of Share Purchase Contracts

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(23)	Consents of Experts and Counsel

23.1*	Consent of Crowe Mackay LLP
23.2*	Consent of BDO Canada LLP
23.3*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

(25)	Statement of Eligibility of Trustee
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939

(107)	Filing Fee Table
107*	Filing Fee Table

*Filed herewith.

** To be filed, when and if necessary, by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

*** To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table, as applicable, in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the undersigned registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities Exchange Commission by the undersigned registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3; and

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

i. each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2. any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3. the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4. any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada, on December 21, 2023.

GREENPOWER MOTOR COMPANY INC.

By:

/s/ Fraser Atkinson
Fraser Atkinson
Chief Executive Officer, Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Fraser Atkinson
Fraser Atkinson
Chief Executive Officer, Chairman and Director

(Principal Executive Officer)

Date: December 21, 2023

/s/ Michael Sieffert
Michael Sieffert
Chief Financial Officer and Secretary

(Principal Financial Officer and Principal
Accounting Officer)

Date: December 21, 2023

/s/ Mark Achtemichuk
Mark Achtemichuk
Director

Date: December 21, 2023

/s/ Malcolm Clay
Malcolm Clay
Director

Date: December 21, 2023

/s/ Cathy McLay
Cathy McLay
Director

Date: December 21, 2023

/s/ David Richardson
David Richardson
Director

Date: December 21, 2023

/s/ Brendan Riley
Brendan Riley
Authorized Representative in the United States and Director

Date: December 21, 2023